EXHIBIT 10.21


                         PROMISSORY NOTE


Up to $65,000                                    January 11, 2000

     FOR VALUE RECEIVED, on or before June 30, 2001 ("Maturity Date"), the undersigned (hereinafter referred to as "Borrower"), promises to pay to the order of ASD Systems, Inc. ("Lender") at its offices in Dallas County, Texas at 3737 Grader Street, Suite 110, Garland, Texas 75041 the principal amount of SIXTY FIVE THOUSAND AND NO/100 DOLLARS ($65,000) (the "Total Principal Amount) or such amount less than Total Principal Amount which has been advanced to Borrower by Lender if the total amount advanced under this Promissory Note ("Note") is less than the Total Principal Amount, together with interest on such portion of the Total Principal Amount which has been advanced to Borrower from the date advanced until paid at a fixed rate per annum equal to seven percent (7%) calculated on the basis of actual days elapsed but computed as if each year consisted of 365 days.

     The principal of, and all accrued interest on, this Note shall be due and payable on the earlier of the Maturity Date or the date that the Borrower ceases to be employed by the Lender (the "Termination"), whether the Termination is initiated by the Borrower or the Lender, or whether the Termination is initiated for "cause" or "without cause." In no event shall this Note or any Loan Document (as hereafter defined), taken singly or together, be deemed to be an employment agreement or otherwise evidence an obligation of Lender, in any way whatsoever, to employ Borrower in any capacity for any period of time.

     Borrower may from time to time prepay all or any portion of the principal of this Note without premium or penalty. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, delinquency charges and other charges; provided, however, upon delinquency or other Event of Default (as hereafter defined), Lender reserves the right to apply payments among principal, interest, delinquency charges, collection costs and other charges, at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole
discretion.   All payments and prepayments of principal of or
interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower.

      This Note is secured by a Pledge Agreement dated January
11, 2000 ("Pledge Agreement"), creating a security interest in certain securities of the Lender held by Borrower and more particularly described therein.

     This Note, the Pledge Agreement, and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, are hereinafter collectively referred to as the "Loan Documents." The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

     Borrower agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):

     (a) failure of Borrower to pay any installment of principal of or interest on this Note or on any other indebtedness of Borrower to Lender when due; or

     (b) the occurrence of any event of default specified in any of the other Loan Documents; or

     (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal


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          incapacity of, any party liable for the payment of this
          Note, whether as maker, endorser, guarantor, surety or otherwise;

the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing.

     The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not
(i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

     In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code, is applicable to this Note, the "weekly ceiling" specified in such Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

     If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

     Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

     In the event that there is any inconsistency between the terms set forth in this Note and any other document, specifically including that certain letter from Lender offering employment to Borrower and dated December 13, 1999, then the provisions set forth in this Note shall prevail and be controlling.

     THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS,
EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.



                                   BORROWER:

                                   /s/ Gregg L. Young
                                   ----------------------------
                                   Gregg L. Young